EXHIBIT 99.1

Syncora Holdings Ltd. Announces Paul S. Giordano to Step Down as Chief Executive Officer

     Susan Comparato to serve as Acting Chief Executive Officer and President

HAMILTON, Bermuda, Aug. 11 /PRNewswire-FirstCall/ -- Syncora Holdings Ltd. (“Syncora” or the “Company”)(NYSE: SCA) announced today that Mr. Paul S. Giordano, 45, will step down from his position as Chief Executive Officer and President of the Company and resign his seat on the Company’s Board of Directors, effective August 15, 2008. The Company also announced that Susan Comparato, 38, will serve as Acting Chief Executive Officer and President, in addition to her existing responsibilities as General Counsel. “On behalf of the Board of Directors, we’d like to thank Paul for his service and dedication during his tenure as Chief Executive Officer. We greatly appreciate his hard work over the past few months which resulted in the successful completion of the first phase of Syncora’s critical restructuring initiatives. The entire Board joins me in wishing Paul every success in his future endeavors,” commented Michael P. Esposito, Jr., Chairman of the Board of Directors of Syncora Holdings Ltd.

“I wish to thank the Board of Directors and my colleagues at Syncora for their extraordinary effort and commitment over the last few months. With the successful completion of the first phase of the restructuring behind us, I fully understand and agree with the Board’s decision that now is the right time for new leadership to take the company forward,” said Mr. Giordano. “I wish everyone at Syncora the best of success for the future.”

Commenting on Susan Comparato’s appointment, Mr. Esposito said, “Susan has played an instrumental role in helping navigate the company during these challenging times. Her leadership and insight have been critical in terms of stabilizing the Company and working constructively with the regulators and third parties to execute the first phase of the restructuring process. Susan brings a deep knowledge of our industry, significant business acumen and, importantly, a steady hand to help guide Syncora and its employees as we work toward completing the next phase of the company’s restructuring plan.”

Susan Comparato, Acting Chief Executive Officer and President said, “I look forward to working with the board and management team as we work towards successfully executing the next phase of the company’s restructuring efforts.”

As Syncora’s General Counsel, Ms. Comparato has been responsible for Syncora’s interaction with all regulatory institutions with oversight of Syncora as a publicly traded insurance holding company. She provided legal counsel and guidance for Syncora’s business initiatives and served as an executive officer and a member of the Company’s executive committee.

Prior to her appointment as General Counsel, Ms. Comparato had served as a Managing Director and General Counsel of Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.) the financial guarantee subsidiary of Syncora, since 2004. During that time, she played an integral role in Syncora’s transition to a public holding company. Ms. Comparato joined Syncora Guarantee Inc. in 2001 serving as associate general counsel with a focus on asset-backed securities and collateralized debt obligations. Prior to joining Syncora Guarantee Inc., Ms. Comparato worked for Barclays Capital, where she was an associate director, risk finance. Ms. Comparato began her career at Sidley & Austin, as an associate attorney in the securitization group. Ms. Comparato graduated magna cum laude from Georgetown University with a B.S. in Finance. She received a J.D. from the College of William and Mary. She is a member of the Association of Financial Guaranty Insurers’ government affairs committee.

In a separate release, the company announced its 2008 second quarter and six-month financial results today. The company will host an investor’s conference call on Tuesday, August 12, 2008 to discuss the financial results beginning at 8:30 am Eastern Daylight Time (EDT).

To access the conference call, please dial +1 888-694-4702 (U.S.) or +1 973-582-2741 (International). Please ask to be connected to “Syncora Holdings’ Q2 2008 Investors Call” and provide the following passcode: 56950360. Syncora will also broadcast a live audio webcast of the conference call. The webcast will be available by visiting the “Investor Relations” section of the Company’s website located at http://www.syncora.com. Following the investor conference call, an archive of the call will be available for 30 days by dialing +1 800-642-1687 (U.S.) or +1 706-645-9291 (International). The passcode for replay participants is: 56950360. The audio webcast of the conference call will also be archived for 30 days in the “Investor Relations” section of the Company’s website located at http://www.syncora.com.

About Syncora Holdings Ltd

Syncora Holdings Ltd. is a Bermuda-domiciled holding company whose common shares are listed on the New York Stock Exchange (NYSE: SCA). Syncora Holdings Ltd. was formerly known as Security Capital Assurance Ltd. For more information, please visit www.syncora.com.

Contacts:
Investors
 Frank Constantinople
+1 441-279-7450 frank.constantinople@scafg.com

Media
Michael Gormley
+1 441-279-7450
michael.gormley@scafg.com

     FORWARD-LOOKING STATEMENTS

This release contains statements about future results, plans and events that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These factors include, but are not limited to: higher risk of loss in connection with obligations guaranteed by the Company due to deterioration in the credit markets stemming from the poor performance of subprime residential mortgage loans; the outcome of our negotiations with the Financial Counterparties concerning the commutation, termination, amendment or otherwise restructuring of their credit default swap contracts; the decision by our regulators to take regulatory action with respect to Syncora Holdings’ operating subsidiaries at any time; the availability of capital and liquidity; our assumptions concerning the tax treatment of the transactions contemplated by the Agreements and related transactions; the outcome of the efforts to refund Jefferson County, Alabama’s outstanding sewer system debt; the performance of invested assets, losses on credit derivatives or changes in the fair value of credit derivatives; recent and future rating agency statements and ratings actions; the suspension of writing substantially all new business and the Company’s ability to continue to operate its business in its historic form; the outcome of litigation; the timing of claims payments and the receipt of reinsurance recoverables; greater frequency or severity of claims and loss activity including in excess of the Company’s loss reserves; the impact of provisions in business arrangements and agreements triggered by the ratings downgrades; the impact of other triggers in business arrangements including credit default swap contracts; developments in the world’s financial and capital markets that adversely affect the performance of the Company’s investments and its access to such markets; changes in regulation, tax laws, legislation or accounting policies or practices; changes in officers and key employees; general economic conditions; changes in the availability, cost or quality of reinsurance or retrocessions; possible downgrade of the Company’s reinsurers; possible default by the counterparties to the Company’s reinsurance arrangements; the Company’s ability to compete; changes that may occur in Company operations and ownership as the Company matures; and other additional factors, risks or uncertainties described in Company filings with the

Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SOURCE Syncora Holdings Ltd.

     -0-                             08/11/2008

     /CONTACT: Investors, Frank Constantinople, +1-441-279-7450,
frank.constantinople@scafg.com; or Media, Michael Gormley, +1-441-279-7450,
michael.gormley@scafg.com, both of Syncora Holdings Ltd./
     /Web site: http://www.scafg.com /
     (SCA)

CO:	Syncora Holdings Ltd.
ST:	Bermuda
IN:	FIN INS
SU:	PER CCA